EXHIBIT 99.1


Contact: Susan B. Railey                                   FOR IMMEDIATE RELEASE
         (301) 468-3120
         Sharon Bramell
         (301) 231-0351

                   AIM 88 REPORTS SECOND QUARTER NET EARNINGS
                             OF EIGHT CENTS PER UNIT
                      ------------------------------------

     ROCKVILLE, MD, August 13, 2003 -- (AMEX/AIK) -- American Insured Mortgage Investors L.P.-Series 88 (AIM 88), a liquidating partnership that holds investments in multifamily mortgages, insured in whole or in part by the federal government, reported net earnings for the quarter ended June 30, 2003 of approximately $745,000 (eight cents per unit) compared to approximately $742,000 (eight cents per unit) for the quarter ended June 30, 2002. Earnings increased slightly for the three months ended June 30, 2003 as compared to the corresponding period in 2002. The increase is primarily due to an increase in gains on mortgage dispositions, partially offset by a decrease in mortgage investment income.

     For the six months ended June 30, 2003, AIM 88 reported earnings of approximately $1.3 million (14 cents per unit) compared to approximately $1.6 million (17 cents per unit) for the same period in 2002. The decrease for the six-month period is primarily due to a decrease in mortgage investment income, partially offset by an increase in gains on mortgage dispositions.

     Mortgage investment income decreased for the three and six months ended June 30, 2003, primarily due to a reduction in the mortgage base through May 31, 2003 resulting from the disposition of five mortgages with an aggregate principal balance of approximately $20.0 million, representing an approximate 44% decrease in the aggregate principal balance of the total mortgage portfolio since July 2002. Gains on mortgage dispositions increased for the three and six months ended June 30, 2003 compared to the corresponding periods in 2002. During the three and six months ended June 30, 2003, AIM 88 recognized gains of approximately $261,000 from the prepayment of three mortgages and the sale of a GNMA security. During the three months ended June 30, 2002, the Partnership recognized no gains. During the six months ended June 30, 2002, the Partnership recognized gains of approximately $83,000 from the prepayment of two mortgages.

     As of June 30, 2003, AIM 88 had invested in eight insured mortgages with an aggregate amortized cost of approximately $21.0 million, an aggregate face value of approximately $22.2 million, and an aggregate fair value of approximately $22.4 million. As of August 1, 2003, all of the mortgages are current with respect to the payment of principal and interest.

     In July, AIM 88 declared a distribution of 26.5 cents per unit, payable in November 2003, related to proceeds received in late June 2003 for the sale of the GNMA security secured by the mortgage on Garden Terrace Apartments. Also in July 2003, the mortgage on Summerwind Apartments - Phase II, the last coinsured mortgage, prepaid. The Partnership received net proceeds of approximately $10.0 million and expects to recognize a gain of approximately $2.3 million in the third quarter of 2003. A distribution of $1.08 per unit related to the prepayment of this mortgage was also declared in July 2003 and is payable in November 2003. In late July 2003, the mortgage on Greenview Garden prepaid. The Partnership received net proceeds of approximately $901,000 and expects to recognize a gain of approximately $51,000 in the third quarter 2003. The General Partner expects to announce a distribution related to this prepayment in August 2003.

     As AIM 88 liquidates its mortgage investments and investors receive distributions of return of capital and taxable gains, investors should expect a reduction in earnings and distributions due to the decreasing mortgage base. Early prepayment of some or all the mortgages, or a sale of some or all of the mortgages by the Partnership, may effect an early termination and dissolution of AIM 88 before the stated termination date of December 31, 2021. Upon the termination and liquidation of the Partnership, distributions to unitholders will be made in accordance with the terms of its Partnership Agreement, as amended, which is not based on GAAP. As a result, it is likely that the amounts that unitholders receive upon termination and liquidation of AIM 88 will be substantially lower than the amounts reflected in the Partnership's financial statements.

              AMERICAN INSURED MORTGAGE INVESTORS L.P. - SERIES 88

                              STATEMENTS OF INCOME
                                   (Unaudited)

                                                           For the three months ended          For the six months ended
                                                                     June 30,                          June 30,
                                                          -----------------------------      ----------------------------
                                                              2003             2002              2003            2002
                                                          -------------    ------------      ------------    ------------
Income:
  Mortgage investment income                              $     598,104    $    900,161      $  1,307,393    $  1,819,965
  Interest and other income                                      15,824           4,171            21,714          15,625
                                                          -------------    ------------      ------------    ------------
                                                                613,928         904,332         1,329,107       1,835,590
                                                          -------------    ------------      ------------    ------------

Expenses:
  Asset management fee to related parties                        90,377         121,473           187,826         245,793
  General and administrative                                     39,122          41,229            75,701          81,601
                                                          -------------    ------------      ------------    ------------
                                                                129,499         162,702           263,527         327,394
                                                          -------------    ------------      ------------    ------------

Net earnings before gains on mortgage dispositions              484,429         741,630         1,065,580       1,508,196

Gains on mortgage dispositions                                  261,063               -           261,063          82,518
                                                          -------------    ------------      ------------    ------------

Net earnings                                              $     745,492    $    741,630      $  1,326,643    $  1,590,714
                                                          =============    ============      ============    ============

Net earnings allocated to:
  Limited partners - 95.1%                                $     708,963    $    705,290      $  1,261,637    $  1,512,769
  General Partner -   4.9%                                       36,529          36,340            65,006          77,945
                                                          -------------    ------------      ------------    ------------
                                                          $     745,492    $    741,630      $  1,326,643    $  1,590,714
                                                          =============    ============      ============    ============

Limited partnership units outstanding - basic                 8,802,091       8,802,091         8,802,091       8,802,091
                                                              =========       =========         =========       =========

Net earnings per unit of limited
  partnership interest - basic                            $        0.08    $       0.08      $       0.14    $       0.17
                                                          =============    ============      ============    ============



Balance Sheet Data:                                                                            June 30,      December 31,
                                                                                                 2003            2002
                                                                                             ------------    ------------
Investment in insured mortgages                                                              $ 22,442,036    $ 35,020,840
Total assets                                                                                   38,303,291      42,383,397
